Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	July 23, 2019
Contact:	Jeff Hedges
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Quarter Ended June 30, 2019

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the three and six months ended June 30, 2019.

Operating Results for the Three Months Ended June 30, 2019

Net income allocable to common shareholders was $28.6 million, or $1.04 per diluted common share, for the three months ended June 30, 2019, a decrease of $41.6 million, or 59.3%, from $70.2 million, or $2.56 per diluted common share, for the same period in 2018. The decrease was mainly due to the gain on sale of real estate facilities sold during the second quarter of 2018 that did not recur in the second quarter of 2019, partially offset by an increase in net operating income (“NOI”) with respect to our real estate facilities. The increase in NOI includes a $3.4 million, or 5.2%, increase attributable to our Same Park facilities driven by an increase in rental rates, combined with increased NOI from our Non-Same Park and multifamily assets, partially offset by reduced NOI generated from facilities sold in 2018 as well as assets held for sale as of June 30, 2019.

Operating Results for the Six Months Ended June 30, 2019

Net income allocable to common shareholders was $54.9 million, or $2.00 per diluted common share, for the six months ended June 30, 2019, a decrease of $61.4 million, or 52.8%, from $116.3 million, or $4.24 per diluted common share, for the same period in 2018. The decrease was mainly due to the gain on sale of real estate facilities sold during the first half of 2018 that did not recur in 2019, partially offset by an increase in NOI with respect to our real estate facilities. The increase in NOI includes a $6.2 million, or 4.8%, increase attributable to our Same Park facilities driven by an increase in rental rates, combined with increased NOI from our Non-Same Park and multifamily assets, partially offset by reduced NOI generated from facilities sold in 2018.

Funds from Operations (“FFO”), Core FFO and Funds Available for Distribution (“FAD”)

FFO increased 10.4% during the three months ended June 30, 2019 compared to the same period in 2018, increasing to $1.75 per share from $1.59 per share in the prior period. FFO increased 7.8% during the six months ended June 30, 2019 compared to the same period in 2018, increasing to $3.42 per share from $3.18 per share in the prior period. FFO is a non-GAAP (generally accepted accounting principles) measure defined by the National Association of Real Estate Investment Trusts and generally represents GAAP net income before real estate depreciation and amortization expense, gains or losses on sales of operating properties and land and impairment charges on real estate assets.

Core FFO per share was exactly equal to FFO per share for the three and six months ended June 30, 2019 and 2018. Core FFO is also a non-GAAP measure that represents FFO excluding the impact of (i) charges related to the redemption of preferred stock and (ii) nonrecurring income or expense items, neither of which were incurred by the Company during the three and six month periods ended June 30, 2019 and 2018.

FAD was $52.3 million for the three months ended June 30, 2019 as compared to $46.8 million for the same period in 2018, an increase of 11.6%. FAD was $98.5 million for the six months ended June 30, 2019 as compared to $90.8 million for the same period in 2018, an increase of 8.5%. FAD is a non-GAAP measure that represents Core FFO adjusted to (i) deduct recurring capital improvements and capitalized tenant improvements and lease commissions and (ii) eliminate certain non-cash income or expenses such as straight-line rent and stock compensation expense.

FFO, Core FFO and FAD are not substitutes for GAAP net income. Other real estate investment trusts (“REITs”) may compute these measures differently; and, in the case of Core FFO and FAD, other REITs may not use the same methodology which could inhibit comparability. We believe our presentations of FFO, Core FFO and FAD assist investors and analysts in analyzing and comparing our operating and financial performance between reporting periods.

Property Operations–Same Park Portfolio

We believe that evaluation of our Same Park portfolio, defined as all properties owned and operated as of June 30, 2019 that were acquired prior to January 1, 2017, provides an informative view of how the Company’s portfolio has performed over comparable periods. As of June 30, 2019, our Same Park facilities constitute 25.8 million rentable square feet, or 91.2% of the 28.3 million rentable square feet in the Company’s total portfolio, and excludes our 95.0% interest in our 395-unit multifamily property. Approximately 1.3 million square feet of flex and office business parks located in Rockville and Silver Spring, Maryland have been classified as held for sale as of June 30, 2019. As such, these parks have been removed from Same Park results for the three and six months ended June 30, 2019 and 2018.

The following table presents the unaudited operating results of the Company’s Same Park facilities for the three and six months ended June 30, 2019 and 2018 (in thousands, except per square foot amounts):

	For the Three Months			For The Six Months
	Ended June 30,			Ended June 30,
	2019	2018	Change	2019	2018	Change
Rental income (1)	$95,945	$91,942	4.4%	$191,638	$183,620	4.4%

Adjusted cost of operations (2)
Property taxes	10,129	9,764	3.7%	20,337	19,512	4.2%
Utilities	4,524	4,637	(2.4%)	9,516	9,572	(0.6%)
Repairs and maintenance	6,138	5,695	7.8%	11,725	11,127	5.4%
Snow removal	36	42	(14.3%)	1,049	655	60.2%
Other expenses	6,120	6,228	(1.7%)	12,762	12,722	0.3%

Total	26,947	26,366	2.2%	55,389	53,588	3.4%

NOI (2) (3)	$68,998	$65,576	5.2%	$136,249	$130,032	4.8%

Selected Statistical Data
NOI margin (4)	71.9%	71.3%	0.8%	71.1%	70.8%	0.4%
Weighted average square foot occupancy	94.3%	94.5%	(0.2%)	94.5%	94.5%	0.0%
Annualized revenue per occupied square foot (5)	$15.77	$15.08	4.6%	$15.71	$15.06	4.3%
Revenue per available foot (RevPAF) (6)	$14.87	$14.25	4.4%	$14.85	$14.23	4.4%

(1)

Same Park rental income includes lease buyout income of $780,000 and $122,000 for the three months ended June 30, 2019 and 2018, respectively, and $957,000 and $250,000 for the six months ended June 30, 2019 and 2018, respectively.

(2)

Adjusted cost of operations, as presented above, excludes stock compensation expense for employees whose compensation expense is recorded in cost of operations, which can vary significantly period to period based upon the performance of the Company. Beginning January 1, 2019, the Company has recorded our divisional vice presidents’ compensation costs within general and administrative expense as we determined that the nature of these individuals’ responsibilities is more consistent with corporate oversight as opposed to direct property operations. As a result of this change, we have reclassified divisional vice presidents’ compensation costs totaling $289,000 and $655,000 for the three and six months ended June 30, 2018, respectively, from adjusted cost of operations into general and administrative expenses in order to conform to the current period presentation. Non-cash compensation expense for our divisional vice presidents, which totaled $149,000 and $302,000 for the three and six months ended June 30, 2018, respectively, had previously been excluded from adjusted cost of operations.

(3)

We utilize NOI, a non-GAAP financial measure, to evaluate the operating performance of our business parks. We define NOI as rental income less adjusted cost of operations. We believe NOI assists investors in analyzing the performance and value of our business parks by excluding (i) corporate overhead (i.e., general and administrative expenses) because it does not relate to the direct operating performance of our business parks, (ii) depreciation and amortization expense because it does not accurately reflect changes in the fair value of our business parks and (iii) stock compensation expense because this expense item can vary significantly from period to period and thus impact comparability across periods.

(4)	NOI margin is computed by dividing NOI by rental income.
(5)

Revenue per occupied square foot is computed by dividing rental income during the period by weighted average occupied square feet during the same period. For the three and six month periods ending June 30, 2019 and 2018, rental income amounts have been annualized.

(6)

Revenue per available foot is computed by dividing rental income during the period by weighted average available square feet during the same period. For the three and six month periods ending June 30, 2019 and 2018, rental income amounts have been annualized.

The following table summarizes unaudited selected quarterly financial data with respect to the Same Park facilities (in thousands, except per square foot amounts):

	For the Three Months Ended
	March 31	June 30	September 30	December 31
Rental income
2019	$95,693	$95,945	$—	$—
2018	$91,678	$91,942	$92,356	$92,459

Adjusted cost of operations (1)
2019	$28,442	$26,947	$—	$—
2018	$27,222	$26,366	$26,252	$25,495

NOI (1)
2019	$67,251	$68,998	$—	$—
2018	$64,456	$65,576	$66,104	$66,964

Weighted average square foot occupancy
2019	94.7%	94.3%	—	—
2018	94.5%	94.5%	95.1%	95.4%

Annualized revenue per occupied square foot
2019	$15.66	$15.77	$—	$—
2018	$15.04	$15.08	$15.05	$15.01

RevPAF
2019	$14.83	$14.87	$—	$—
2018	$14.21	$14.25	$14.31	$14.33

(1)

Beginning January 1, 2019, the Company has recorded our divisional vice presidents’ compensation costs within general and administrative expense as we determined that the nature of these individuals’ responsibilities is more consistent with corporate oversight as opposed to direct property operations. To conform to current period presentation, we have reclassified divisional vice presidents’ compensation costs totaling $366,000, $289,000, $281,000 and $281,000 for each of the three months ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, respectively, from adjusted cost of operations into general and administrative expenses. Non-cash compensation expense for our divisional vice presidents had previously been excluded from adjusted cost of operations.

Distributions Declared

On July 23, 2019, the Board of Directors declared a quarterly dividend of $1.05 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock. Distributions will be payable on September 27, 2019 to shareholders of record on September 12, 2019.

Company Information

PS Business Parks, Inc., a member of the S&P MidCap 400, is a REIT that acquires, develops, owns and operates commercial properties, primarily multi-tenant industrial, flex and office space. As of June 30, 2019, the Company wholly owned 28.3 million rentable square feet with approximately 5,100 commercial customers in six states and held a 95.0% interest in a 395-unit apartment complex.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of rating agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the second quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Wednesday, July 24, 2019, at 9:00 a.m. PDT (12:00 p.m. EDT) to discuss second quarter results. The toll free number is (866) 342-8591; the conference ID is PSBQ219. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through August 7, 2019 at (800) 839-0866, as well as via webcast on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS

Cash and cash equivalents	$42,046	$37,379

Real estate facilities, at cost
Land	772,399	762,731
Buildings and improvements	2,171,281	2,157,407

	2,943,680	2,920,138
Accumulated depreciation	(1,135,107)	(1,097,748)

	1,808,573	1,822,390
Properties held for sale, net	124,680	128,093
Land and building held for development	31,841	30,848

	1,965,094	1,981,331
Rent receivable, net	2,308	1,403
Deferred rent receivable, net	34,572	33,308
Other assets	13,524	15,173

Total assets	$2,057,544	$2,068,594

LIABILITIES AND EQUITY

Accrued and other liabilities	$80,367	$85,141

Total liabilities	80,367	85,141
Commitments and contingencies
Equity
PS Business Parks, Inc.’s shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 38,390 shares issued and outstanding at June 30, 2019 and December 31, 2018	959,750	959,750
Common stock, $0.01 par value, 100,000,000 shares authorized, 27,429,756 and 27,362,101 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	274	274
Paid-in capital	733,777	736,131
Accumulated earnings	67,049	69,207

Total PS Business Parks, Inc.’s shareholders’ equity	1,760,850	1,765,362
Noncontrolling interests	216,327	218,091

Total equity	1,977,177	1,983,453

Total liabilities and equity	$2,057,544	$2,068,594

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	For The Three Months		For The Six Months
	Ended June 30,		Ended June 30,
	2019	2018	2019	2018

Rental income	$107,782	$101,824	$215,607	$205,583

Expenses
Cost of operations (1)	31,460	30,796	65,053	63,252
Depreciation and amortization	24,768	24,416	49,643	48,298
General and administrative (1)	2,827	2,828	6,060	5,678

Total operating expenses	59,055	58,040	120,756	117,228

Interest and other income	764	294	1,382	578
Interest and other expense	(118)	(167)	(285)	(332)
Gain on sale of real estate facilities	—	58,448	—	85,283

Net income	49,373	102,359	95,948	173,884
Allocation to noncontrolling interests	(7,623)	(18,400)	(14,650)	(30,300)

Net income allocable to PS Business Parks, Inc.	41,750	83,959	81,298	143,584
Allocation to preferred shareholders	(12,959)	(12,959)	(25,918)	(25,962)
Allocation to restricted stock unit holders	(212)	(779)	(480)	(1,353)

Net income allocable to common shareholders	$28,579	$70,221	$54,900	$116,269

Net income per common share
Basic	$1.04	$2.57	$2.00	$4.26
Diluted	$1.04	$2.56	$2.00	$4.24

Weighted average common shares outstanding
Basic	27,426	27,322	27,400	27,294
Diluted	27,532	27,423	27,505	27,395

(1)

We have reclassified our divisional vice presidents’ compensation costs totaling $460,000 for the three months ended June 30, 2018, consisting of $305,000 of compensation costs and $155,000 of stock compensation expense, and $1.0 million for the six months ended June 30, 2018, consisting of $690,000 of compensation costs and $314,000 of stock compensation expense, from cost of operations into general and administrative expenses on our consolidated statements of income in the three and six months ended June 30, 2018 in order to conform to the current period presentation.

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”), Core FFO and Funds Available for Distribution (“FAD”)

(In thousands, except per share amounts)

(Unaudited)

	For The Three Months		For The Six Months
	Ended June 30,		Ended June 30,
	2019	2018	2019	2018
Net income allocable to common shareholders	$28,579	$70,221	$54,900	$116,269
Adjustments
Gain on sale of real estate facilities	—	(58,448)	—	(85,283)
Depreciation and amortization expense	24,768	24,416	49,643	48,298
Net income allocated to noncontrolling interests	7,623	18,400	14,650	30,300
Net income allocated to restricted stock unit holders	212	779	480	1,353
FFO (income) loss allocated to joint venture partner	(37)	(2)	(66)	11

FFO allocable to common and dilutive shares (1)	$61,145	$55,366	$119,607	$110,948

Core FFO allocable to common and dilutive shares (1)	$61,145	$55,366	$119,607	$110,948
Adjustments
Recurring capital improvements	(2,428)	(2,329)	(3,608)	(3,460)
Tenant improvements	(5,016)	(3,817)	(8,567)	(7,757)
Lease commissions	(1,417)	(1,834)	(3,373)	(3,773)
Straight-line rent	(652)	(609)	(1,309)	(1,344)
In-place lease adjustment	4	16	25	23
Tenant improvement reimbursement amortization, net of lease incentive amortization	(284)	(619)	(663)	(1,134)
Non-cash stock compensation expense	918	671	1,889	1,781
Cash paid for taxes in lieu of shares upon vesting of restricted stock units	(6)	—	(5,500)	(4,529)

FAD allocable to common and dilutive shares (2)	$52,264	$46,845	$98,501	$90,755

Distributions to common shareholders, noncontrolling interests and restricted stock unit holders	$36,728	$29,675	$73,404	$59,351
Distribution payout ratio	70.3%	63.3%	74.5%	65.4%

Reconciliation of Earnings per Share to FFO per Share
Net income per common share—diluted	$1.04	$2.56	$2.00	$4.24
Gain on sale of real estate facilities	—	(1.67)	—	(2.44)
Depreciation and amortization expense	0.71	0.70	1.42	1.38

FFO per share (1)	$1.75	$1.59	$3.42	$3.18

Weighted average outstanding:
Common shares	27,426	27,322	27,400	27,294
Operating partnership units	7,305	7,305	7,305	7,305
Restricted stock units	109	156	132	189
Common share equivalents	106	101	105	101

Total common and dilutive shares	34,946	34,884	34,942	34,889

(1)

FFO and Core FFO are defined above. For the three and six months ended June 30, 2019 and 2018, Core FFO was exactly equal to FFO as the Company did not incur any preferred share redemption charges or nonrecurring income or expenses in either period.

(2)	FAD is defined above.

PS BUSINESS PARKS, INC.

Reconciliation of Selected non-GAAP Measures to Analogous GAAP Measures

(Unaudited, in thousands)

	For The Three Months			For The Six Months
	Ended June 30,			Ended June 30,
	2019	2018	Change	2019	2018	Change
Rental income
Same Park (1)	$95,945	$91,942	4.4%	$191,638	$183,620	4.4%
Non-Same Park	3,429	627	446.9%	5,910	627	842.6%
Multifamily	2,475	1,738	42.4%	4,973	3,162	57.3%
Assets sold or held for sale (2)	5,933	7,517	(21.1%)	13,086	18,174	(28.0%)

Total rental income	107,782	101,824	5.9%	215,607	205,583	4.9%

Cost of operations (3)
Same Park	26,947	26,366	2.2%	55,389	53,588	3.4%
Non-Same Park	1,024	224	357.1%	2,167	224	867.4%
Multifamily	1,002	973	3.0%	2,073	1,970	5.2%
Assets sold or held for sale (2)	2,192	2,899	(24.4%)	4,823	6,763	(28.7%)
Stock compensation expense (4)	295	334	(11.7%)	601	707	(15.0%)

Total cost of operations	31,460	30,796	2.2%	65,053	63,252	2.8%

Net operating income (3)
Same Park	68,998	65,576	5.2%	136,249	130,032	4.8%
Non-Same Park	2,405	403	496.8%	3,743	403	828.8%
Multifamily	1,473	765	92.5%	2,900	1,192	143.3%
Assets sold or held for sale (2) (5)	3,741	4,618	(19.0%)	8,263	11,411	(27.6%)
Stock compensation expense (4)	(295)	(334)	(11.7%)	(601)	(707)	(15.0%)
Depreciation and amortization expense	(24,768)	(24,416)	1.4%	(49,643)	(48,298)	2.8%
General and administrative expense (3)	(2,827)	(2,828)	(0.0%)	(6,060)	(5,678)	6.7%
Interest and other income	764	294	159.9%	1,382	578	139.1%
Interest and other expense	(118)	(167)	(29.3%)	(285)	(332)	(14.2%)
Gain on sale of real estate facilities	—	58,448	(100.0%)	—	85,283	(100.0%)

Net income	$49,373	$102,359	(51.8%)	$95,948	$173,884	(44.8%)

(1)

Same Park rental income includes lease buyout income of $780,000 and $122,000 for the three months ended June 30, 2019 and 2018, respectively, and $957,000 and $250,000 for the six months ended June 30, 2019 and 2018, respectively.

(2)

Amounts for the three and six months ended June 30, 2019 reflect the operating results related to 1.3 million square feet of flex and office assets held for sale as of June 30, 2019; amounts shown for the three and six months ended June 30, 2018 reflect the operating results related to 1.3 million square feet of flex and office assets held for sale as of June 30, 2019 as well as operating results related to 899,000 square feet of assets sold in 2018.

(3)

We have reclassified our divisional vice presidents’ compensation costs totaling $460,000 and $1.0 million for the three and six months ended June 30, 2018, respectively, from cost of operations into general and administrative expenses on our consolidated statements of income in the three and six months ended June 30, 2018 in order to conform to the current period presentation. Of this amount, $155,000 and $314,000 of stock compensation expense for the three and six months, respectively, have previously been excluded from NOI.

(4)

Stock compensation expense, as shown here, represents stock compensation expense for employees whose compensation expense is recorded in cost of operations. Note that stock compensation expense attributable to our executive management team (including divisional vice presidents) and other corporate employees is recorded within general and administrative expense.

(5)

NOI from assets held for sale was $3.7 million and $4.2 million for the three months ended June 30, 2019 and 2018, respectively, and $8.3 million and $8.5 million for the six months ended June 30, 2019 and 2018, respectively. The three and six months 2018 remaining NOI balances relate to assets sold during 2018.